UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On January 31, 2014, the Compensation Committee of the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) approved equity awards for officers of the Company, including named executive officers, based upon the Company’s performance in 2013.  Unlike in recent years, the Compensation Committee did not award any merit salary increases for 2014 or short-term incentive (cash bonus) payments for 2013 performance.

All equity awards were granted under the Company’s 2006 Long-Term Incentive Plan, as amended. They are intended by the Compensation Committee to serve the dual purposes of executive retention and continued alignment of the executives’ incentives with long-term growth in shareholder value.  The awards consist of the following two types of equity incentives, with the number of shares covered by the awards determined based on option-equivalent values: 50% issued as time-based restricted stock units vesting over a three-year period, and 50% issued as performance shares that will be earned only upon the achievement of specified commercial and research and development (R&D) milestones.  If earned, the performance share units will vest over a two-year period.  Additional information on these equity awards will be provided in the Company’s proxy statement for its 2014 annual meeting of shareholders to be issued this spring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	February 4, 2014

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